[Aetna Letterhead]
[Aetna Logo]
                                     151 Farmington Avenue
                                     Hartford, CT 06156

April 15, 1997                       Susan E. Bryant
                                     Counsel
                                     Law Division, RE4A
                                     Investments & Financial Services
                                     (860) 273-7834
                                     Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account B of Aetna Life Insurance and Annuity Company Post-Effective Amendment No. 6 to Registration Statement on Form N-4 File Nos. 33-75998 and 811-2512

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account B of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75998).


Sincerely,


/s/ Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company